Exhibit 24.1

THE SYSOREX GLOBAL

ANNUAL REPORT ON FORM 10-K

POWER OF ATTORNEY

Each undersigned officer and/or director of Sysorex Global, a Nevada corporation (the “Company”), does hereby make, constitute and appoint Nadir Ali, Chief Executive Officer of the Company, and Kevin Harris, Chief Financial Officer of the Company, and any other person holding the position of Chief Executive Officer or Chief Financial Officer of the Company from time to time, or any one of them and each acting alone, as attorney-in-fact and agent of the undersigned, each with full power of substitution and resubstitution, with the full power to execute, on behalf of the undersigned and to file with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder:

(i)	the Annual Report on Form 10-K (the “Form 10-K”) with respect to the fiscal year ended December 31, 2015;

(ii)	any and all amendments and exhibits to the Form 10-K, including this power of attorney; and

(iii)	any and all other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority, including any applicable securities exchange or securities self-regulatory body, with respect to the Form 10-K, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of March 30, 2016.

Signature	Title

/s/ Nadir Ali	CEO (Principal Executive Officer)
Nadir Ali	and Director

/s/ Kevin R. Harris	Chief Financial Officer
Kevin R. Harris	(Principal Financial and Accounting Officer)

/s/ A. Salam Qureishi	Chairman of the Board and Director
A. Salam Qureishi

/s/ Len Oppenheim	Director
Len Oppenheim

/s/ Geoffrey Lilien	Director
Geoffrey Lilien

/s/ Tom Steding	Director
Tom Steding

/s/ Kareem Irfan	Director
Kareem Irfan

/s/ Tanveer Khader	Director
Tanveer Khader